UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 29, 2016

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place Suite 1450 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 (the “Prior 8-K”), GTT Communications, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement by and among the Company, Murosa Development S.A.R.L., a company organized under the laws of Luxembourg (“Murosa”), Columbia Ventures Corporation, a Washington corporation (together with Murosa, the “Sellers”), Hibernia NGS Limited, a private company limited by shares formed under the laws of the Republic of Ireland (“Hibernia”), and Murosa in its capacity as the Seller Representative (the “Purchase Agreement”), pursuant to which the Company agreed to acquire from the Sellers all of the equity interests in Hibernia (the “Acquisition”) for a purchase price of $590.0 million, subject to adjustment. Subject to the terms and conditions of the Purchase Agreement, the purchase price will be paid $515.0 million in cash and by delivery of 3,329,872 shares of the common stock, par value $0.0001 per share, of the Company (valued in the aggregate for this purpose at $75.0 million).  The purchase price is subject to an estimated adjustment at the closing and a final adjustment after the closing, in each case for cash, net working capital, transaction expenses, indebtedness, certain tax payments and certain prepaid customer contracts. Pursuant to the Purchase Agreement, the parties have made certain customary representations and warranties, and have agreed to certain covenants, agreements and indemnification provisions. The Purchase Agreement provides for limited termination rights, including, but not limited to, by the mutual consent of the Company and the Seller Representative; upon certain breaches of representations, warranties, covenants or agreements; upon certain governmental orders or actions enjoining or prohibiting the closing of the Acquisition; and in the event the Acquisition has not been consummated on or before May 5, 2017. The above description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Prior 8-K.

Item 8.01	Other Events

The Company is filing this Current Report on Form 8-K to disclose (i) the audited financial statements of Hibernia as of December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015, (ii) the unaudited financial statements of Hibernia as of September 30, 2016 and for each of the nine months ended September 30, 2016 and 2015 and (iii) the unaudited pro forma condensed combined financial statements (and related notes) of the Company, showing the pro forma effects of the Company’s probable acquisition of Hibernia, as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers
99.1	The audited financial statements of Hibernia as of December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015
99.2	The unaudited financial statements of Hibernia as of September 30, 2016 and for each of the nine months ended September 30, 2016 and 2015
99.3
The unaudited pro forma condensed combined financial statements (and related notes) of the Company as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016	GTT COMMUNICATIONS, INC.

/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers
99.1	The audited financial statements of Hibernia as of December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015
99.2	The unaudited financial statements of Hibernia as of September 30, 2016 and for each of the nine months ended September 30, 2016 and 2015
99.3
The unaudited pro forma condensed combined financial statements (and related notes) of the Company as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015

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